Exhibit 10.6
BURKE & HERBERT FINANCIAL SERVICES CORP.

2019 STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Grantee’s Name and Address:

You (the “Grantee”) have been granted an award of Restricted Stock Units (the “Award”), subject to the terms and conditions of this Notice of Restricted Stock Unit Award (the “Notice”), the Burke & Herbert Financial Services Corp. 2019 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Restricted Stock Unit Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise provided herein, the terms in this Notice shall have the same meaning as those defined in the Plan.

Award Number:
Date of Award:
Vesting Commencement Date:
Total Number of Restricted Stock Units Awarded (the “Units”):

Vesting Schedule
Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Agreement and the Plan, the Units will “vest” in accordance with the following schedule (the “Vesting Schedule”):
The Units will vest 100% between three years after the Vesting Commencement Date and five years after the Vesting Commencement Date, provided that the closing price of a common share of Burke & Herbert Financial Services Corp. equals or exceeds $85.00 for fifteen trading days, consecutive or non-consecutive, over a thirty day trading period prior to five years after the Vesting Commencement Date.  A trading day shall mean any date on which the Nasdaq Stock Market is open for trading and such common share is traded on the Nasdaq Stock Market. If such conditions are not met, this grant of Units shall be forfeited as of the fifth anniversary of the Vesting Commencement Date.
For purposes of this Notice and the Agreement, the term “vest” shall mean, with respect to any Units, that such Units are no longer subject to forfeiture to the Company. If the Grantee would become vested in a fraction of a Unit, such Unit shall not vest until the Grantee becomes vested in the entire Unit.
If Grantee dies or incurs a Disability prior to becoming vested, then 100% of the Units will become vested as of the date of the death or disability.
Dividend Equivalents
In the event the Company declares a cash dividend on its Common Stock prior to the earlier of the date of the Award is settled in full or terminates, Dividend Equivalent Rights will be credited in respect of any then outstanding Units. Pending distribution or forfeiture of the Units, a bookkeeping account will be credited for the benefit of the Grantee with Dividends Equivalent Rights with respect to all cash dividends declared on the shares of Common Stock underlying the Units. To the extent and at the time that the Units vest in the Grantee, the Grantee will receive in cash the Dividend Equivalent Rights (without interest) associated with the Units. For the avoidance of doubt, to the extent that a Unit does not vest or is forfeited, the Dividend Equivalent Rights associated with the Unit shall be forfeited.

Status Change; Leaves of Absence
In the event of the Grantee’s change in status from Employee to Consultant or Director, the determination of whether such change in status results in a termination of Continuous Service will be determined in accordance with Section 409A of the Code.
During any authorized leave of absence, the vesting of the Units as provided in this schedule shall be suspended (to the extent permitted under Section 409A of the Code) after the leave of absence exceeds a period of three (3) months. The Vesting Schedule of the Units shall be extended by the length of the suspension. Vesting of the Units shall resume upon the Grantee’s termination of the leave of absence and return to service to the Company or a Related Entity; provided, however, that if the leave of absence exceeds six (6) months, and a return to service upon expiration of such leave is not guaranteed by statute or contract, then (a) the Grantee’s Continuous Service shall be deemed to terminate on the first date following such six (6) month period and (b) the Grantee will forfeit the Units that are unvested on the date of the Grantee’s termination of Continuous Service. An authorized leave of absence shall include sick leave, military leave, or other bona fide leave of absence (such as temporary employment by the government). Notwithstanding the foregoing, with respect to a leave of absence due to any medically determinable physical or mental impairment of the Grantee that can be expected to result in death or can be expected to last for a continuous period of not less than six  (6) months, where such impairment causes the Grantee to be unable to perform the duties of the Grantee’s position of employment or substantially similar position of employment, a twenty-nine (29) month period of absence shall be substituted for such six (6) month period above.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.

BURKE & HERBERT FINANCIAL SERVICES CORP. a Virginia corporation By: Title: Date:

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE OR AS OTHERWISE SPECIFICALLY PROVIDED HEREIN (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

Grantee Acknowledges and Agrees:
The Grantee acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee further agrees and acknowledges that this Award is a non-elective arrangement pursuant to Section 409A of the Code.
The Grantee further acknowledges that, from time to time, the Company may be in a “blackout period” and/or subject to applicable federal securities laws that could subject the Grantee to liability for engaging in any transaction involving the sale of the Company’s Shares. The Grantee further acknowledges and agrees that, prior to the sale of any Shares acquired under this Award, it is the Grantee’s responsibility to determine whether or not such sale of Shares will subject the Grantee to liability under insider trading rules or other applicable federal securities laws.
The Grantee understands that the Award is subject to the Grantee’s consent to access this Notice, the Agreement, the Plan and the Plan prospectus (collectively, the “Plan Documents”) in electronic form on the Company’s intranet or the website of the Company’s designated brokerage firm, if applicable. By signing below (or providing an electronic signature by clicking below) and accepting the grant of the Award, the Grantee: (i) consents to access electronic copies (instead of receiving paper copies) of the Plan Documents via the Company’s intranet or the website of the Company’s designated brokerage firm, if applicable; (ii) represents that the Grantee has access to the Company’s intranet or the website of the Company’s designated brokerage firm, if applicable; (iii) acknowledges receipt of electronic copies, or that the Grantee is already in possession of paper copies, of the Plan Documents; and (iv) acknowledges that the Grantee is familiar with and accepts the Award subject to the terms and provisions of the Plan Documents.
The Company may, in its sole discretion, decide to deliver any Plan Documents by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Agreement shall be resolved by the Administrator in accordance with Section 10 of the Agreement. The Grantee further agrees to the venue and jurisdiction selection in accordance with Section 11 of the Agreement. The Grantee further agrees to notify the Company upon any change in his or her residence address indicated in this Notice.

Date:	Grantee’s Signature
Grantee’s Printed Name
Address City, State and Zip Code

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